AMENDMENT NO. 4

TO

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment effective as of April 23.2021, amends the Amended and Restated Master Intergroup Sub-Advisory Contract (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to remove Invesco Senior Floating Rate Plus Fund;

NOW, THEREFORE, the parties agree as follows;

1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco American Franchise Fund

Invesco Capital Appreciation Fund

Invesco Core Plus Bond Fund

Invesco Discovery Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Equity and Income Fund

Invesco Floating Rate ESG Fund

Invesco Global Real Estate Income Fund

Invesco Growth and Income Fund

Invesco Low Volatility Equity Yield Fund

Invesco Master Loan Fund

Invesco NASDAQ 100 Index Fund

Invesco Senior Floating Rate Fund

Invesco Short Term Municipal Fund

Invesco S&P 500 Index Fund

Invesco Short Duration High Yield Municipal Fund”

2. All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham
Name: Shalomi Abraham
Title: Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Nick Tolchard /s/ Doris Pittlinger
Name: Nick Tolchard Doris Pittlinger
Title: Director Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Nick Tolchard
Name: Nick Tolchard
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name: Takashi Matsuo
Title: CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei /s/ Kinson Tong
Name: Lee Siu Mei Kinson Tong
Title: Head of Finance, GC/Director, Portfolio Svcs, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name: Antonio Reina
Title: Secretary